FIRST AMENDMENT DATED APRIL ___, 2005
                                       TO
                          FUND PARTICIPATION AGREEMENT

        WHEREAS, FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY ("GWL&A"), OPPENHEIMER VARIABLE ACCOUNT FUNDS (the "OVAF Fund"), OPPENHEIMER FUNDS, INC. (the "Advisor") and CHARLES SCHWAB & CO., INC. ("Schwab"), collectively, the Parties, entered into that certain Fund Participation Agreement dated as of June 2, 2003, as amended (the "Agreement"), and;

        WHEREAS the Parties desire to add PANORAMA SERIES FUND, INC. (the "Panorama Fund") as a party to the Agreement, and;

        WHEREAS the Parties to the Agreement desire to add the Oppenheimer International Growth Fund/VA, a series of the Panorama Fund, to Schedule B of the Agreement, and;

        WHEREAS the Advisor is the registered investment advisor for the OVAF Fund and the Panorama Fund, as that term is defined under the Investment Advisors Act of 1940, as amended, and;

        WHEREAS the Advisor has the authority to enter into and amend contracts, including the Agreement, with companies that relate to the services it is required to provide to the OVAF Fund and the Panorama Fund and their Portfolios, as such term is used in the Agreement, and to bind the Oppenheimer International Growth Fund/VA to the performance contemplated under the Agreement as amended; and

        WHEREAS it is intended that all rights and obligations of GWL&A, the Advisor and Schwab shall remain the same as set forth in the Agreement except as modified by the terms of this amendment, and;

        NOW, THEREFORE, in consideration of the promises and mutual covenants contained in the Agreement and herein, the parties to the Agreement hereby AMEND the Agreement by:

    1. Adding the Panorama Fund as a party to the Agreement and amending the definition of "Fund" contained in the Agreement to include both the OVAF Fund and the Panorama Fund
    2. Adding the Oppenheimer International Growth Fund/VA, a series of the Panorama Fund, to Schedule B of the Agreement

    3. Replacing the address for the Advisor provided in Article XI of the Agreement with the following:

                      OppenheimerFunds, Inc.
                      Two World Financial Center
                      225 Liberty Street, 11th Floor
                      New York, NY 10281
                      Attn: General Counsel

    4. The parties agree that the Agreement remains in full force and effect along with all supporting and attached documents, as amended, except as provided in this Amendment.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Parties have executed this Amendment as of the ___ day of April, 2005.

   GREAT- WEST LIFE & ANNUITY INSURANCE COMPANY



   -------------------------------                --------------------
   Signature                                      Date


   -------------------------------

   Printed name


   -------------------------------
   Title

   OPPENHEIMER VARIABLE ACCOUNT FUNDS



   -------------------------------                --------------------
   Signature                                       Date


   -------------------------------
   Printed name


   -------------------------------
   Title

   PANORAMA SERIES FUND, INC.



   -------------------------------                --------------------
   Signature                                       Date


   -------------------------------
   Printed name


   -------------------------------
   Title

   OPPENHEIMER FUNDS, INC.



   -------------------------------                --------------------
   Signature                                       Date


   -------------------------------
   Printed name


   -------------------------------
   Title

   CHARLES SCHWAB & CO., INC.



   -------------------------------                --------------------
   Signature                                       Date


   -------------------------------
   Printed name


   -------------------------------
   Title